Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2023, except for the effects of the restatement discussed in Note 2 (not presented herein) for which the date is April 15, 2024 relating to the consolidated financial statements (as restated), which appears in Reviva Pharmaceuticals Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Armanino LLP San Ramon, California

May 17, 2024